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                                                                   EXHIBIT 10.11

                        SEVERANCE AND RELEASE AGREEMENT


         THIS SEVERANCE AND RELEASE AGREEMENT is made and entered into as of the 17th day of April, 2001, to be effective as of the Effective Date (as defined below), by and between A. MITCHELL POOLE, JR. ("Poole" or "Employee"), and ALLIED HOLDINGS, INC., a Georgia corporation ("Allied" or "Company").

         WHEREAS, (i) Poole and Allied entered into that certain Employment Agreement dated as of February 23, 2000 (the "Employment Agreement"), pursuant to which Poole has been the Chief Executive Officer of Allied, and

         WHEREAS, the parties have agreed to compromise claims and defenses they might assert against each other under this employment agreement and otherwise.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, Poole and Allied agree as follows:

         1.       DEFINITIONS

                  (a) "Allied," to the extent this term is used in relation to Poole releasing claims against Allied and his Covenant of Nondisparagement, shall include Allied's parent or subsidiary corporations, and the officers, directors, attorneys and employees of each.

                  (b)      "Effective Date" shall be April 6, 2001.

                  (c)      "Termination Date" shall be April 6, 2001.

                  (d) "Confidential Information" means information about the Company and its Employees, Customers and/or Suppliers which is not generally known outside of the Company, which employee learns of in connection with Employee's employment with the company, and which would be useful to competitors of the Company. Confidential Information includes, but is not limited to: (1) business and employment policies, marketing methods and the targets of those methods, finances, business plans, promotional materials and price lists; (2) the terms upon which the Company obtains products from its vendors and sells them to customers; (3) the nature, origin, composition and development of the company's products; (4) the manner in which the Company provides products and services to its customers.

                  (e) "Trade Secrets" means Confidential Information which meets the additional requirements of the Uniform Trade Secrets Act or similar state law.

                  (f) "Business of Allied" means the transportation of new and used automobiles and light trucks from the manufacturers and related logistics and distribution services to the new and used vehicle distribution market.


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         2.       PAYMENTS TO POOLE

         In full settlement, accord and satisfaction of all claims Poole has or may have against Allied under his employment agreement or otherwise, Allied will provide for the following compensation to Mr. Poole:

                  (a) Starting on April 15, 2001, and continuing on the first and fifteenth days of each successive month, 24 semi-monthly payments in the amount of $21,258.34 per payment. These 24 payments will start on April 15, 2001, and end on April 1, 2002, for a total amount of Five Hundred Ten Thousand Two Hundred Dollars ($510,200).

                  (b) Should Poole elect to exercise his COBRA rights, Allied will make payments on behalf of Poole to extend insurance subject to Poole's COBRA rights for a period of twelve (12) months in conjunction with the semi-monthly payments in the preceding paragraph.

                  (c) Poole acknowledges and agrees that Allied shall withhold applicable taxes and other withholdings as required by law.

                  (d) Poole agrees and acknowledges that the consideration to be provided him by Allied pursuant to this Agreement is, in significant and substantial part, separate from and in addition to anything of value to which Poole is already or would otherwise be entitled.

         3.       LIFE INSURANCE

         Allied acknowledges that it is a party to (i) that certain Split-Dollar Insurance Agreement between Allied and Rebecca C. Poole and Donna
D. Glenn, as Co-Trustees of the AMP Family Insurance Trust, dated May 3, 1994, the subject of which is life insurance coverage on Poole's life, and (ii) that certain Split-Dollar Insurance Agreement between Allied and Donna D. Glenn, as Trustee of the AMP Family Insurance Trust, dated March 13, 1998, the subject of which is life insurance coverage on the lives of Poole and Rebecca C. Poole (hereinafter, such agreements are collectively referred to as the "Insurance Agreements", and the life insurance policies that are the subject of the Insurance Agreements are collectively referred to as the "Policies"). Poole and Allied agree to work in good faith to determine if the Policies can be replaced by other life insurance policies to lower the cost of the insurance coverage without reducing the amount of coverage or diminishing the quality of the underwriter of such life insurance coverage. Poole agrees that if such replacement policies are identified and are approved by Poole (which approval shall not be unreasonably withheld or delayed), Poole shall use his best efforts to efforts to cause the trustees of the Poole Insurance Trust to agree, in writing, and to cause the trustee of the AMP Family Insurance Trust to agree, in writing, to make such changes and amend such agreement as will be necessary to replace Policies with the approved replacement policies.


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         4.       COVENANTS OF POOLE

         As conditions to the payments and benefits to be made and provided by Allied to Poole as provided herein, Poole agrees as follows:

                  (a) Duty of Confidentiality. For a period of five (5) years following the Effective Date, Employee shall not directly or indirectly divulge or make use of any Confidential Information or Trade Secrets (so long as the information remains a Trade Secret or remains confidential) without prior written consent of the Company. Employee further agrees that if Employee is questioned about information subject to this agreement by anyone not authorized to receive such information, Employee will promptly notify Employee's supervisor(s) or an officer of the Company. This Agreement does not limit the remedies available under common or statutory law, which may impose longer duties of non-disclosure.

                  (b) Return of Property and Information. Allied is currently holding a check from Poole, which Poole has tendered to compensate Allied for his company-issued computer, cellphone, pager, and personal digital assistant. If Poole does not return these items by April 23, 2001, Allied will cash this check as full compensation for these items. Allied will not expect the return of any other property which may have been purchased by Poole with company funds or issued by the company. Poole warrants and covenants that he does not have any documents or information relating to Allied in his possession, either in hard copy or electronic form. Should Poole subsequently discover that he does possess such information, he will promptly return it to the company. Poole further promises that he will permanently delete from the company-provided computer he now has in his possession any Allied-related information remaining on that computer's hard drive (or stored on other media) no later than April 23, 2001.

                  (c) Non-Competition Covenant. Employee agrees that for a period of 12 months following the Effective Date, Employee will not compete with the Business of Allied by performing activities of the type performed by Employee for the Company within one year prior to Employee's termination. Likewise, Employee will not perform activities of the type which in the ordinary course of business would involve the utilization of Confidential Information or Trade Secrets. This paragraph restricts competition only within the 48 States of the continental United States of America.

                  (d) Non-Solicitation Covenant. Employee agrees that for a period of 12 months following the Effective Date, Employee will not directly or indirectly solicit or attempt to solicit any business in competition with the Business of Allied from any of the Company's customers or suppliers with whom Employee had Material Contact during the last year of Employee's employment with the Company.

                  (e) Non-Recruitment of Company Employees. Employee agrees that for a period of 18 months following the Effective Date, employee will not directly or indirectly solicit or attempt to solicit any employee of the Company for the purpose of encouraging, enticing, or causing said employee to terminate employment with the Company.


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                  (f)      Remedies for Breach of Covenants. Should Poole
                  breach any of the covenants contained in this section, Allied may discontinue any payments which may be due under this agreement, in addition to any other remedies available to it, including injunctive relief.

         5.       MUTUAL RELEASE

                  (a) Poole on the one hand (including his heirs, successors and assigns) and Allied on the other (including its successors and assigns) hereby release each other from any and all claims, demands, actions, and causes of action, and all liability whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent relating to Poole's employment or termination from employment from Allied (including, without limitation, claims relating to Poole's written employment contract), up to the date of the execution of this Agreement. This includes but is not limited to claims at law or equity or sounding in contract (express or implied) or tort arising under federal, state, or local laws anti-discrimination laws, and specifically includes, without limitation, the Age Discrimination in Employment Act, and the Older Workers' Benefits Protection Act.

                  (b) Nothing contained in this Agreement shall affect or limit Poole's rights under any pension, profit-sharing, 401(k) plan or similar qualified retirement plan currently in effect, or his rights to elect continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Nothing in this Agreement shall be interpreted to release any claims which arise under the terms of this Agreement or after the effective date of this Agreement. Any rights to indemnification which Poole may have under Allied's Articles of Incorporation, Bylaws, insurance policies or other applicable agreements remain in effect notwithstanding this release.

         6.       NO ADMISSION OF LIABILITY

         The parties understand and agree that this Agreement shall not in any way be construed as an admission by either party of any unlawful or wrongful acts whatsoever against the opposing party or any other person, and both parties specifically disclaim any liability to or wrongful acts against the opposing party or any other person.

         7.       NONDISPARAGEMENT AND COOPERATION

         Poole agrees that he will not engage in any critical or disparaging speech or conduct at any time in the future directed at Allied. Similarly, Allied agrees that its Officers and Directors will not engage in any critical or disparaging speech or conduct at any time in the future directed at Poole. The parties acknowledge and agree that they must truthfully respond to subpoenas or other lawful requests for information by government agencies, but will notify the opposing party if such disclosures might tend to disparage the opposing party so that the opposing party will have the opportunity to protect his/its interests. Poole further agrees not to induce, incite, encourage or assist others to pursue claims of any nature against Allied. Poole will make himself available


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upon reasonable notice to provide information and give a sworn statement if requested about his knowledge of matters involving litigation or threatened claims against Allied or its subsidiaries.

         8.       RESIGNATION AND NEUTRAL REFERENCE

         Poole agrees to resign his position as an officer and member of the Board of Directors (Exhibit "A"), and will not seek to re-establish any relationship with Allied as a Board Member, Employee, Director, Agent, Contractor or otherwise. Upon a reference request for Mr. Poole, Allied will respond with dates of employment, positions held, and compensation. Mr. Poole agrees to direct all reference requests to: The Company's General Counsel, currently Thomas M. Duffy, 160 Clairemont Avenue, Suite 200, Decatur, Georgia, 30030.

         9.    REMEDIES AND FORUM

         The parties agree that they will not file any action arising out of this agreement other than in a state or federal court located in DeKalb County, Georgia. The parties consent to personal jurisdiction and venue solely within these forums and solely in DeKalb County, Georgia and waive all otherwise possible objections thereto. The prevailing party shall be entitled to recover its costs and attorney's fees in any such proceeding, except that claims by Poole relating to age discrimination or the effect of this release on claims of age discrimination shall not be subject to this costs and attorney's fees provision. The existence of any claim or cause of action by Employee against the Company, including any dispute relating to the termination of this agreement, shall not constitute a defense to enforcement of the restrictive covenants contained in Section 4 by injunction.

         10.      RECITALS AND SEVERABILITY

         The recitals set forth above are true and correct and are incorporated herein. Each provision of this Agreement is severable, and any provision of this Agreement found to be prohibited or invalid by law shall be ineffective to the extent of any such prohibition or invalidity without invalidating the remaining provisions hereof.

         11.      ACKNOWLEDGEMENT AND REVOCATION PERIOD

         Poole certifies that he has fully read, has received an explanation of, has negotiated and completely understands the provisions of this Agreement, and that he has been advised by Allied that he should consult with an attorney before signing this Agreement and that, in fact, he has been represented by independent legal counsel in connection with the review and negotiation of this Agreement. He further certifies that he has had adequate time to review and consider the provisions of this Agreement and that he is signing this Agreement knowingly, freely and voluntarily, without duress, coercion or undue influence. Poole understands and acknowledges that he has twenty-one (21) days from the receipt of this agreement to consider whether he wishes to sign it. Should he choose to sign, he has an additional seven (7) calendar days following his execution of this Agreement to revoke his acceptance of this Agreement (the "Revocation Period"). This Agreement shall not become effective or enforceable until the Revocation Period has expired. Revocation of this Agreement must be made by delivering a written notice of revocation to Robert J. Rutland, Chairman of Allied. For the revocation to be effective, written notice must be received no later than the close of business on the seventh day after Poole signs this Agreement. On the eighth day after Poole signs this Agreement, the


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Agreement becomes binding and effective. In addition, Poole understands and acknowledges that no monies will be paid under the terms of this Agreement until the end of the Revocation Period; however, any payments which fell due prior to the expiration of the Revocation Period will be paid promptly once the Revocation Period expires.

         12.      ENTIRE AGREEMENT

         This Agreement and the applicable terms of the Employment Agreement represent the entire agreement between Poole and Allied with respect to the subject matter hereof and thereof and may not be modified or amended except by an express written agreement between the parties hereto.

         13.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with, the laws of the State of Georgia without reference to conflicts of law principles.

         14.      NOTICES

         All notices or other communications under this Agreement shall be in writing and shall be deemed to be given on the date of service if served personally (by courier or nationally recognized overnight courier), or on the third day after deposit in the U.S. Mail, certified, return receipt requested, with adequate postage thereon, to the address set forth below the intended recipient's signature.

         For Allied: Tommy Duffy, Allied Holdings, Inc., 160 Clairemont Avenue, Suite 200, Decatur, Georgia, 30030.

         For Mr. Poole: A. Mitchell Poole, Jr., 3838 Markham Way, Atlanta, Georgia, 30339.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND CAUSES OF ACTION.

         IN WITNESS WHEREOF, Poole has hereunder set his hand and seal, and Allied has caused this Agreement to be executed and delivered by its duly authorized officers, all as of the date and year first above written.


                                                                        (SEAL)
-------------------------------     -----------------------------------
WITNESS                             A. MITCHELL POOLE, JR.

                                             Address:

                                             3838 Markham Way
                                             Atlanta, Georgia 30339

Attest:                             ALLIED HOLDINGS, INC.


                                    By:
-------------------------------        ----------------------------------------
Its ______ Secretary                   Robert J. Rutland, Chairman

[CORPORATE SEAL]                             Address:

                                             160 Clairemont Avenue, Suite 200
                                             Decatur, GA  30030


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                                  RESIGNATION


         The undersigned hereby resigns, effective immediately, as an officer and director of Allied Holdings, Inc. and the Affiliates (as defined in that certain Employment Agreement, dated as of February 23, 2000, between Allied Holdings, Inc. and the undersigned), and, to the extent applicable, from all committees of which he is a member.


         Dated this 6th day of April, 2001.


                                             ----------------------------------
                                             A. Mitchell Poole, Jr.